Contract

drawn up and signed on Thursday, February 4, 1999

Between:       Solmecs (Israel) Ltd.
               POB 3026, Omer Industrial Park, (hereinafter:              of the
               one part  "Solmecs"),

And:           1. Text-On Ltd. (hereinafter: "Text-On"
               2. Boris Wettelmacher (hereinafter: "Boris")

               both, jointly and severally, of 67 Haamakim Street, Ganei Tikva of the other part

Whereas: Text-On has declared that it owns all the rights and technological know-how required to produce an advanced electronic dictionary in various languages based on the
               English-Hebrew-English Oxford model DEH 111 (hereinafter: the "Product"), continue the development and marketing, including, but not only - algorithms, chips, modules, design and assembly of the casing and any other component required for the production of units which are complete and ready to be sold, including the connections it has created in respect of production and marketing of the Product (hereinafter: the "Rights"),

Whereas: Boris has declared that the above Rights are fully owned by Text-On only,

Whereas: Text-On has declared that it is the exclusive owner of the above Rights in respect of the area comprising the entire world, with the exception of the area of the State of Israel (hereinafter: the "Territory"), which are free of any lien and/or rights whatsoever to any third party whatsoever, with the exception of a lien on the rights stemming from the existence of this Contract in favor of Bank Hapoalim B.M. Pardess Katz branch (hereinafter: the "Lien"), and with the exception of the rights in the Netherlands and Belgium stemming from a contract between it and between Romtech Electronics Ltd. of January 14, 1996, and that it is authorized, entitled and qualified to transfer the Rights to Solmecs, pursuant to the conditions of this Contract,

Whereas: Text-On and Boris have declared that they are aware that Solmecs is entering into this Contract only on the basis of their above-mentioned declarations, and that in the absence of the above-mentioned declarations Solmecs would not have entered into this Contract,

Whereas: Text-On has proposed that Solmecs purchase from it the Rights pursuant to this Contract and Solmecs has consented to purchase them from Text-On pursuant to the conditions of this Contract,

Wherefore      the parties have declared, agreed and stipulated as follows:

1. The Preamble to this Agreement, including the declarations of the parties which are included therein, constitutes an integral part thereof.

2. Subject to the fulfillment by Solmecs of all its obligations pursuant to this Contract, Text-On hereby transfers the Rights to the complete and exclusive ownership of Solmecs which, for the duration of the Contract, shall be able to act in all matters pertaining to the Rights as though they were the owners thereof.

3. Text-On and Boris hereby undertake, jointly and severally, that for the duration of the Agreement, including the Waiting Period as defined in this Contract, they shall not engage, in any manner whatsoever, directly or indirectly, themselves or by means of others, either as self-employed or as employees, including by a corporation or partnership and/or holding, themselves or by means of others, shares or management rights in any corporations whatsoever, in the production and/or development and/or marketing and/or distribution and/or sale of electronic dictionaries of any type and kind in the Territory.

     In order to remove doubt, it is hereby clarified that the rights to the development, production and marketing of the Product in the area of Israel (hereinafter: the "Israeli Rights"), shall also remain the entire property of Text-On for the duration of the period of this Contract and thereafter, and therefore both it and Boris are also entitled to handle the Israeli Rights during the existence of this Contract, and this shall not be deemed a breach of contract by either party.

     In order to remove doubt, it is hereby clarified that the undertakings of Boris pursuant to this section shall remain valid throughout the entire period of the Agreement, including the Waiting Period, whether he continues to be employed by Solmecs, or whether his employment is terminated.

4. It is agreed by the parties that Boris shall be employed by Solmecs as a department head responsible for project production, development and marketing of the Product, throughout the period of his employment, subject to the employment agreement which shall be signed with him, which is attached to this Contract as Appendix A, and constitutes an integral part thereof. In order to remove doubt, it is clarified that this undertaking is one of the principal points of the Contract, and a breach thereof by Text-On and/or by Boris shall constitute a fundamental breach of the entire Contract and Text-On shall not entertain the argument that the activities of Boris are not under its control and it even renounces this or any similar argument in advance.


5. Boris undertakes to act industriously, diligently and faithfully in order to implement the assignments in accordance with the stages listed in this Contract and he also undertakes to make every effort, to the best of his ability, to promote the project which is the subject of this Contract. Solmecs undertakes to act zealously, diligently and industriously to promote the project pursuant to this Contract, and to make every effort for this purpose, including investing all the funds required according to the budget framework of the project appearing in Appendix B, and also making additional reasonable investments in accordance with its commercial considerations, and with the success of the project.


6. It is agreed by the parties that this Contract shall be valid from the date of its signature onward (hereinafter and above: the "Contract Period"), subject to the following provisions:

     A. Solmecs shall be authorized and entitled, pursuant to its exclusive discretion, to terminate the Contract at the end of six months from the date of its signature or upon completion of Stages A and B as set forth below, the later of the two, by giving the other party written notice of 30 days. In order to remove doubt it is clarified that said notice of contract termination shall also constitute notice of the termination of Boris' employment in Solmecs, and Boris renounces any argument in this matter.

     B. In the event that Solmecs terminates the Contract pursuant to that stated in subparagraph A. above, it shall be authorized and entitled, but not required, at its exclusive discretion, to renew the Contract, including all the provisions contained therein, within a period which shall not exceed six months from the date of contract termination, as aforesaid (hereinafter: the "Waiting Period"), by giving the other party written notice.

     C. In the above-mentioned Waiting Period, Text-On and Boris, and or persons acting on their behalf, shall be barred from transferring the Rights or part thereof and/or using the Rights or part thereof, themselves and/or by means of any third party whatsoever, directly or indirectly, unless they have received written consent to this effect from Solmecs.

          Notwithstanding the aforementioned, it is agreed that in the Waiting Period Boris shall be authorized to perform acts to promote the project, provided that these acts are fully coordinated with Solmecs.


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


     D. In order to remove doubt it is clarified that Boris shall not be entitled to any salary and/or payment or reimbursement of expenses whatsoever during the Waiting Period.

          Notwithstanding the aforesaid, it is agreed that during the Waiting Period Solmecs shall transfer to Text-On any amount received from the overseas sales of electronic dictionaries in the Hebrew-English version, from the American company Sifrotech Ltd., and shall also transfer to it the royalties pursuant to this Contract for overseas sales during the Waiting Period.

     E. In any case of cessation and/or termination of contract as aforesaid, no party shall be entitled to any compensation and/or payment whatsoever, including royalties and/or commissions and/or reimbursement of expenses and/or any other payment of any type and kind, excluding a salary and/or additional payments stemming from the employment agreement of Boris, until the end of the Contract Period as aforesaid, also including the period of notice pursuant to any law, with the exception of payments and royalties to which Text-On and/or Boris shall be entitled for the period in which the Contract was still valid.

     F. A fundamental breach of the Contract by Solmecs shall be the only cause - after a written warning issued fourteen days in advance - which affords to Boris and/or Text-On the right to terminate the Contract.

     G. Complete termination by Solmecs of the Contract in the Waiting Period or at the conclusion thereof, shall lead to a restitution to Text-On of all the Rights pursuant to this Contract, without any consideration whatsoever on its part.

7. It is agreed by the parties that Boris is responsible for management of the project for the production and marketing of the Product (hereinafter: the "Project"), which shall be implemented in accordance with the stages and objectives as follows, subject to the compliance of Solmecs with the investment plan incumbent upon it pursuant to Appendix B:

     A. Stage A shall apply upon signature of the Contract, shall conclude at the end of four months from its signature, and shall include the complete achievement of the following objectives.

          (1)  Selection     and    purchase    of    the    rights    to    the
               English-Spanish-English dictionary at the highest level for use in the Product.

          (2) Selection of the best and cheapest producer to produce the Product, management of negotiations with said producer, and signature of a binding agreement by Solmecs and said producer.

          (3) Creation of preliminary contacts with possible distributors of the Product, such as national chain stores in the United States and Spain, including the commencement of negotiations with them.

          (4) Production and sale of the Product in the English-Hebrew-English and English-Russian-English versions, which have already been developed, shall begin in the United States, subject to the location of and agreement with a suitable dealer.

     B. Stage B shall begin upon the conclusion of Stage A, or earlier if so decided by Solmecs, shall conclude within six months from date of signature of this Contract, and shall contain the complete achievement of the following objectives:

          (1) Completion of development and beginning of production of at least an English-Spanish-English version, subject to the fact that the unit cost of production, including cost of royalties therefor, does not exceed $ 32.

          (2)  Upon  completion  of  negotiations   with  the   distributors  as
               aforesaid in Stage A actual sales shall begin.

          (3) It is agreed by the parties that the desired objective is a cost to the distributor at the end of Stage B of $ 55 per unit.

     C.   It  is  agreed  by  the  parties   that  the  budget   framework   for
          implementation of the objectives contained in Stage A, including Boris' salary, shall not exceed US$ 39,000 (thirty nine thousand).

     D.   It  is  agreed  by  the  parties   that  the  budget   framework   for
          implementation of the objectives contained in Stage B, including the salary of Boris, shall not exceed US$ 20,000 (twenty thousand), and in any event, the total cost of the two above-mentioned stages together shall not exceed US$ 59,000 (fifty nine thousand) (hereinafter: the "Total Cost").

     E. Text-On and Boris hereby declare that it is possible, and that they shall make every effort, to implement and complete the objectives in the two stages in the Total Cost framework and that in any event, Boris is not authorized to commit vis-a-vis any third party whatsoever to amounts deviating from the Total Cost and/or which are liable to cause such a deviation and/or deviate from the cost budgeted for any objective unless prior written consent thereto has been received from Solmecs. The budget for the Project investments is attached herewith as Appendix B and constitutes an integral part of this Contract.

     F. Notwithstanding the aforementioned, it is agreed that with the conclusion of Stage A Solmecs shall be authorized to perform a situation assessment in relation to the status of each of the objectives determined for


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


          implementation in Stage A and to decide whether it wishes to continue with Stage B, both in terms of implementation of the Stage B objectives, and in terms of its investments in the implementation of Stage B. Should the situation assessment indicate that implementation of the objectives was lower than required pursuant to this Contract, Solmecs shall be authorized to terminate the Contract with written notice of 30 days, and in such a case, all the provisions set forth in
          Section 6 above shall apply to the termination of the Contract, as though the Contract had been terminated at the conclusion of Stage B.

     G. Solmecs shall make the amounts set forth in the budget framework for Stage A and Stage B available to the Project and shall make investments at its expense, until the complete conclusion of the stages, subject to the provisions set forth above, and in accordance with the payment dates as shall be required, pursuant to actual implementation of the operations linked to the achievement of the objectives.

     H. All the amounts cited in this Contract in US dollars shall be paid in NIS or foreign currency, pursuant to the representative rate of the US dollar in Israel, or according to the exchange rate known in Israel of the US dollar and the currency in which payment is made, all according to the knowledge available when payment is actually made, and do not include VAT.

     I. Notwithstanding the aforesaid, it is clarified that Boris' salary shall not be linked to the rate of the dollar but shall be paid in NIS and linked to the cost of living increments as set forth below.

8. It is agreed by the parties that the work of Boris in Solmecs and the personal implementation by him of Stage A and Stage B in the Contract Period constitutes a basic undertaking pursuant to this Contract and it constitutes an undertaking of personal service on his part, an undertaking which may not be transferred and/or assigned and/or implemented by any third party whatsoever, unless with the prior written consent of Solmecs.

9. It is hereby agreed that should Boris fail to fulfill his undertaking pursuant to the employment agreement and/or pursuant to this Contract and/or in the event that he is barred from fulfilling his above undertaking, both for reasons dependent on him and for reasons which are not dependent on him, whether on a permanent basis or whether for an allotted period exceeding 30 days, Solmecs shall be authorized to take any measures it deems necessary to continue and promote the Project, without prejudicing the rights of Text-On to royalties pursuant to this Contract.

10. It is agreed that the employment by Solmecs of Boris shall be pursuant to the employment contract in Appendix A, the principal points of which are:

     A. A monthly salary deriving from the employer's cost of NIS 17,000 (seventeen thousand) including all the social benefits pursuant to any law, including severance pay if entitled thereto. Boris' salary shall be linked to


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


          the cost of living increments which shall be paid during the period of his employment. It is agreed that the parties shall discuss the above-mentioned salary of Boris once a year.

     B. A company car, of a private or commercial type, with a 1600 cc engine, which shall be owned by Solmecs, or a rented car, all as shall be decided by Solmecs, including all the expenses linked to the use thereof, with the exception of income tax applicable to an employee receiving a car from his employer.

     C. Complete reimbursement of telephone expenses in Boris' house up to a ceiling of NIS 800 per month, including VAT. Income tax which shall be due from Boris for this payment, if applicable, shall be paid by him and deducted from his salary.

     D. Solmecs shall provide Boris with a cellular telephone on its account and shall pay all its operating expenses.

     E. Solmecs undertakes to employ Boris as aforementioned for a period of not less than 24 months from date of commencement of his employment, and Solmecs shall be authorized, from this date, at its discretion, not to continue his employment. In order to remove doubt it is clarified that cessation of the work of Boris as aforesaid shall not prejudice the rights of Solmecs pursuant to this Contract and shall not prejudice the right of Text-On to royalties pursuant to this Contract.

11. It is agreed by the parties that the programming work entailed by the Project shall be performed by the programmers of Solmecs and/or of Text-On, and the cost of the work, as it appears in Appendix B, shall be covered by investments of Solmecs in the Project.

12. Text-On shall be entitled to royalties from sales of the Product pursuant to this Contract, subject to the full implementation of its undertakings, and subject to the realization of the declarations of Boris pursuant to this Contract, (hereinafter: the "Royalties"), as follows:

     A. 5 (five) percent of the sales made during the first six months of Product sales. It is agreed by the parties that in this subsection exclusively, only sales of products developed or whose development was completed after signature of this Contract, shall be considered as "sales".

     B. 10 (ten) percent of the sales made from the seventh month after the commencement of sales and until the date on which total Royalties paid to Text-On reach US$ 250,000 (two hundred and fifty thousand).

     C. After Text-On has been paid royalties amounting to the above-mentioned US$ 250,000, Solmecs shall continue to pay it royalties at a rate of 3 (three)


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


          percent of the volume of sales cumulative until a sales ceiling of US$ 3 million, and royalties at a rate of one percent for sales above US$ 3 million.

     D. Notwithstanding the aforementioned, it is agreed by the parties that royalties as aforementioned in this Section 12, including all its subsections, shall be paid to Text-On only until fifteen years have elapsed from date of signature of this Contract (hereinafter: the "Royalties Period") and any sale which is made after the end of the Royalties Period shall not entitle Text-On to royalties and/or any other payment.

     E. In order to remove doubt it is hereby clarified that after the end of the Royalties Period Solmecs shall also have exclusive ownership of the rights without this being cause to make any payment whatsoever to Text-On or any person acting on its behalf, and Text-On renounces any argument in this matter.

     F. Notwithstanding the aforementioned, it is agreed by the parties that since Text-On has invested time and resources in the development and marketing in Italy of an English-Italian version of the product, in the event that the Product is sold in Italy, the first profits from these sales shall be used to reimburse the expenses of Text-On as aforesaid, in a definitive, agreed and absolute amount of US$ 11,330 (eleven thousand three hundred and thirty).

     G. The Royalties shall be calculated on the basis of sales, before VAT - including the VAT applicable by the local authority and national tax authorities to sales - and they shall be paid to Text-On in Israel plus VAT, pursuant to the law and against a tax invoice.

     H. It is agreed by the parties that Solmecs retains the right to offset against any amount which it is supposed to pay to Text-On as royalties pursuant to this section, any amount to which it is entitled and/or shall be entitled in the agreement period for agreed compensation and/or for a lawful charge stemming from a breach of this Contract by Text-On and/or Boris and/or expenses and/or damages incurred by Solmecs as a result of the requirement for it to act to remove any kind of impediment whatsoever relating to the use of the Rights pursuant to this Contract.


13. Text-On undertakes, further to its above declarations, that there is no impediment whatsoever to the transfer to Solmecs of the Rights in full without any restriction, to remove, within 10 days at the most, any impediment to the full use by Solmecs of the Rights which have been transferred to it pursuant to this Contract, including cancellation of injunctions and/or any other injunction, if issued, including removal of any lien, if imposed, with the exception of a lien stemming from the obligation assumed by Solmecs toward the holder of the lien. Text-On shall bear any expense required to remove any impediment as aforesaid, if any, and it undertakes to compensate Solmecs, upon its first demand, for any amount billed to Solmecs according to the law or that it shall incur if it initiates removal of said impediment.


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


     The parties declare that they are aware that Bank Hapoalim B.M. has consented to remove the lien encumbering the Rights against a lien on this Contract in its favor, as set forth in the letter of the Bank attached herewith as Appendix C of this Contract, and that the lien on the rights of Text-On pursuant to this Contract should not be viewed as any kind of impediment to the transfer to Solmecs of the Rights and/or to the use by Solmecs of the Rights which have been transferred to it, unless otherwise stated in this Contract.

14. Without derogating from all the aforementioned, it is hereby agreed that Text-On shall be responsible for any damage incurred by Solmecs following any impediment whatsoever, linked directly and/or indirectly to Text-On and/or Boris, regarding the possibility of making full use of the Rights without any restriction whatsoever, upon the first written demand of Solmecs.

15. It is agreed that Solmecs is entitled to receive the payments which Text-On shall owe by virtue of that stated in Sections 13 and 14 above, only by offsetting against the Royalties which will be to the credit of Text-On, and not in any other manner.

16. After the end of Stage A and Stage B or at the end of six months from date of signature of this Contract, the later of the two, Solmecs shall be authorized to implement the Project, but shall not be required to do so, all subject to that stated in Section 6 above. It is further agreed that Solmecs is entitled to implement the Project and/or part thereof, either itself or by means of a third party and/or by means of another corporation which it shall set up, and it is authorized to assign its rights pursuant to this Contract, in full or in part, to any third party whatsoever and/or to the corporation as aforesaid, including its right to the services of Boris as aforementioned in this Contract, and in the contract of employment which shall be signed with him by Solmecs prior to signature of this Contract, provided that the rights of Boris and/or of Text-On pursuant to this Contract are not prejudiced.

     Cancellation of the Contract by Solmecs, whether by means of a fundamental breach, or whether in keeping with its right pursuant to this Contract, shall lead to the mutual and simultaneous cancellation of the undertakings of Text-On and Boris pursuant to this Contract.

     Notwithstanding the aforementioned it is agreed that as long as Text-On has a lien on this Contract in favor of Bank Hapoalim B.M., Pardess Katz branch, Solmecs shall be barred from assigning or transferring its rights in any manner whatsoever pursuant to the Contract to any third party whatsoever, excluding the restitution thereof to Text-On, unless written approval thereto is received from Bank Hapoalim B.M.

17.  It  is  agreed  by  the  parties  that  should  Boris  be  transferred  for employment, pursuant to this Contract, to another employer as aforementioned in Section 16 above, this shall not be deemed an exchange of employers and shall not afford Boris any right afforded, pursuant to this Contract and/or pursuant to any law, to an employee as the result of an exchange of employers, provided that the conditions of his employment pursuant to his employment contract are not prejudiced.


18. It is agreed by the parties that should Solmecs wish to sell its rights pursuant to this Contract and/or part thereof, to any third party whatsoever, Text-On shall have a preferential right to purchase the rights from Solmecs provided that its proposal is not inferior to the best proposal received by Solmecs in regard to this matter.

19. It is agreed by the parties that a breach of a fundamental undertaking in this Contract, whether by Solmecs or whether by Text-On (hereinafter: the "Breaching Party"), shall oblige the Breaching Party to pay the other party (hereinafter: the "Injured Party"), compensation in a definitive, decided and agreed amount without the need for proof of any damage whatsoever from the Injured Party, an amount equal in NIS to US$ 60,000 (sixty thousand) (hereinafter: the "Agreed Compensation"), all subject to the following two provisions:

     (1) That the fundamental breach of the contract by Boris is regarded as a fundamental breach of the contract by Text-On.

     (2) That collection of the Agreed Compensation from Text-On, insofar as it shall be due, shall be made only by offsetting of the royalties which shall be ascribed to its credit pursuant to this Contract.

     The undertakings of the parties as stipulated in this Contract shall be determined as fundamental undertakings in the matter of this section, as follows: declarations of the parties in the Preamble of the Contract, the undertakings in Sections 2, 3, 4, 6, 7, 12, 13.

20. It is agreed and clarified that the right to the Agreed Compensation as aforementioned, contains nothing to prejudice the right of any party injured by a breach of this Contract, to compensation for damage it incurs, over and above the Agreed Compensation, in accordance with its rights pursuant to the Contract and pursuant to any law.

21. It is agreed by the parties that the ledgers of Solmecs and/or of any third party or other corporation to which the rights of Solmecs pursuant to this Contract shall be assigned, approved by an auditor of Solmecs or of a third party and/or of said corporation, shall constitute evidence in the matter of calculation of the Royalties pursuant to this Contract, subject to the right of Text-On to have the relevant ledgers examined by an examiner acting on its behalf.

22. It is agreed by the parties that any conflict which shall arise in the matter of execution of this Contract and/or any of the conditions contained therein, shall be brought for resolution by a single arbitrator to be appointed with the consent of both parties. The arbitrator shall not be subject to the laws of evidence but shall be subject to substantive law and his decision shall be binding. The arbitrator shall


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


     determine his salary and which party shall pay it. This section constitutes an arbitration agreement pursuant to the Arbitration Law, 5728 - 1968.

23. In the absence of agreement to the appointment of said arbitrator, jurisdiction shall be awarded to the competent Beersheba Court.

24. Any notice sent by one party to the other shall be sent in writing and shall be considered as having been received by the second party within 48 hours from dispatch by registered mail, and if delivered by hand - upon delivery.

In witness whereof the parties have set their hands:


                 Signed: (-) Solmecs                      Signed (-) Text-On

               /s/[ILLEGIBLE]                             /s/ Boris Wettelmacher
             ----------------------------                 ----------------------
             Stamp: Solmecs (Israel) Ltd.                 Stamp: Text-On Ltd.
                Telephone: 07-6900950

                                                          Signed Boris
                                                          /s/ Boris Wettelmacher
                                                          ----------------------
                                                              Boris Wettelmacher
                                       11